UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2017

OCWEN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1661 Worthington Road, Suite 100

West Palm Beach, Florida 33409

(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01	Other Events.

Ocwen Financial Corporation (Ocwen or the Company) provides the following update on its business plan.

As part of its cost structure and performance optimizing initiatives, Ocwen is continuing to explore strategic approaches to streamline its business and best leverage its competitive advantages. To that end, Ocwen is seeking to focus the Company’s operations on mortgage servicing and its retail forward lending channel, primarily through retail lending recapture. While Ocwen believes that its reverse mortgage business, Liberty Home Equity Solutions, Inc., has performed well, the Company is currently evaluating its long-term strategy with respect to its reverse lending activities, including the potential sale of the reverse lending business or some assets of the business. Barclays Capital Inc. is advising the Company on its alternatives related to its reverse mortgage assets and business.

In addition, as previously disclosed, Ocwen has been evaluating its long-term strategy for its Automotive Capital Services, Inc. business which provides floor plan lending to independent car dealers. While the Company still believes that this business has long-term potential, it is a relatively capital intensive business. As Ocwen’s ability to raise capital at competitive levels in the current business and regulatory environment is limited, the Company believes the Automotive Capital Services business may be worth more to a depository institution, an investment fund or an existing auto industry participant than it is to the Company. Consequently, the Company is considering the potential benefits of monetizing its investment in this business in the near term.

There can be no assurances that Ocwen will enter into agreements to sell its reverse mortgage business or assets or its Automotive Capital Services business, as to the timing and terms of any such agreements, or that these strategic transactions, if implemented, would strengthen the Company’s financial performance or operating results.

Special Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Our business has been undergoing substantial change which has magnified such uncertainties. Readers should bear these factors in mind when considering such statements and should not place undue reliance on such statements. Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. In the past, actual results have differed from those suggested by forward looking statements and this may happen again. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include those described in Ocwen’s reports and filings with the SEC, including its amended 2016 Annual Report on Form 10-K/A and its current and quarterly reports since such date. Anyone wishing to understand Ocwen’s business should review our SEC filings. Ocwen’s forward-looking statements speak only as of the date they are made and we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise. Ocwen may post information that is important to investors on our website.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OCWEN FINANCIAL CORPORATION (Registrant)

Date: October 24, 2017	By:	/s/ Michael R. Bourque, Jr.
Michael R. Bourque, Jr.
Chief Financial Officer
(On behalf of the Registrant and as its principal financial officer)